Exhibit 99.2

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2021

•	Revenues Q4 of $843 million; year 2021 of $3,240 million.
•	Gross margin Q4 of 27.3%; year 2021 of 27.4%.
•	Operating margin Q4 of 14.4%; year 2021 of 14.4%.
•	EPS Q4 of $0.25; year 2021 of $2.05.
•	Adjusted EPS Q4 of $0.62; year 2021 of $2.32.
•	Free Cash for the year of 2021 of $240 million.
•	Guidance Q1 2022 for revenues of $820 to $860 million and at a gross margin of 27.3% plus/minus 50 basis points at Q4 exchange rates.

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2021.

Revenues for the year ended December 31, 2021 were $3,240.5 million, compared to $2,501.9 million for the year ended December 31, 2020.  Net earnings attributable to Vishay stockholders for the year ended December 31, 2021 were $298.0 million, or $2.05 per diluted share compared to $122.9 million, or $0.85 per diluted share for the year ended December 31, 2020.

Revenues for the fiscal quarter ended December 31, 2021 were $843.1 million, compared to $813.7 million for the fiscal quarter ended October 2, 2021, and $667.2 million for the fiscal quarter ended December 31, 2020.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2021 were $36.5 million, or $0.25 per diluted share, compared to $96.8 million, or $0.67 per diluted share for the fiscal quarter ended October 2, 2021, and $37.6 million, or $0.26 per diluted share for the fiscal quarter ended December 31, 2020.

As a direct result of a change in tax law in Israel, the Company made the determination during the fourth fiscal quarter of 2021 that substantially all unremitted foreign earnings in Israel are no longer permanently reinvested, and recorded additional tax expense of $53.3 million.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.62 and $2.32 for the fiscal quarter and year ended December 31, 2021, respectively, $0.63 for the fiscal quarter ended October 2, 2021, and $0.28 and $0.92 for the fiscal quarter and year ended December 31, 2020, respectively.

Commenting on results for the year 2021, Dr. Gerald Paul, President and Chief Executive Officer stated, “Despite ongoing pandemic related issues and accelerated inflation, the year 2021 was one of Vishay’s most successful years. We continued to expand in critical manufacturing capacities and we defined programs for higher growth in the future. Even with elevated capital expenditures Vishay generated free cash of $240 million in the year.”

Dr. Paul continued, commenting on the results for the fourth quarter 2021, “Revenues came in at the high end of our guidance but margins were negatively impacted by higher than anticipated costs for logistics as well as for materials and services. We expect to continue to raise prices and to return to historical levels of contribution margins in the course of 2022.”

Commenting on the outlook Dr. Paul stated, “For the first quarter 2022, we guide for revenues in the range of $820 to $860 million at a gross margin of 27.3% plus/minus 50 basis points, assuming the same exchange rates versus the dollar as in the fourth quarter.”

A conference call to discuss Vishay’s fourth quarter and full year financial results is scheduled for Tuesday, February 8, 2022 at 9:00 a.m. ET. The dial-in number for the conference call is 201-389-0921 (+1 877-407-0989, if calling from outside the United States) and the access code is 13725599.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, February 8, 2022 through 11:59 p.m. ET on Tuesday, February 22, 2022. The telephone number for the replay is +1 877-660-6853 (+1 201-612-7415, if calling from outside the United States or Canada) and the access code is 13725599.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at  www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues, margins, product pricing, product demand, anticipated areas of growth, market segment performance, capital expenditures, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19 or otherwise; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech ™ is a trademark of Vishay Intertechnology.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2021	December 31, 2020
	(unaudited)

Net revenues	$3,240,487	$2,501,898
Costs of products sold*	2,352,574	1,919,995
Gross profit	887,913	581,903
Gross margin	27.4%	23.3%

Selling, general, and administrative expenses*	420,111	371,450
Restructuring and severance costs	-	743
Operating income	467,802	209,710
Operating margin	14.4%	8.4%

Other income (expense):
Interest expense	(17,538)	(31,555)
Loss on early extinguishment of debt	-	(8,073)
Other	(15,654)	(11,754)
Total other income (expense) - net	(33,192)	(51,382)

Income before taxes	434,610	158,328

Income tax expense	135,673	34,545

Net earnings	298,937	123,783

Less: net earnings attributable to noncontrolling interests	967	860

Net earnings attributable to Vishay stockholders	$297,970	$122,923

Basic earnings per share attributable to Vishay stockholders	$2.05	$0.85

Diluted earnings per share attributable to Vishay stockholders	$2.05	$0.85

Weighted average shares outstanding - basic	145,005	144,836

Weighted average shares outstanding - diluted	145,495	145,228

Cash dividends per share	$0.385	$0.380

* The year ended December 31, 2020 includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $4,563 and $(1,451), respectively.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2021	October 2, 2021	December 31, 2020

Net revenues	$843,072	$813,663	$667,180
Costs of products sold*	613,116	587,927	514,896
Gross profit	229,956	225,736	152,284
Gross margin	27.3%	27.7%	22.8%

Selling, general, and administrative expenses*	108,311	102,215	92,272
Operating income	121,645	123,521	60,012
Operating margin	14.4%	15.2%	9.0%

Other income (expense):
Interest expense	(4,292)	(4,427)	(7,159)
Loss on early extinguishment of debt	-	-	(553)
Other	(3,495)	(2,679)	(5,570)
Total other income (expense) - net	(7,787)	(7,106)	(13,282)

Income before taxes	113,858	116,415	46,730

Income tax expense	77,027	19,333	8,887

Net earnings	36,831	97,082	37,843

Less: net earnings attributable to noncontrolling interests	308	262	276

Net earnings attributable to Vishay stockholders	$36,523	$96,820	$37,567

Basic earnings per share attributable to Vishay stockholders	$0.25	$0.67	$0.26

Diluted earnings per share attributable to Vishay stockholders	$0.25	$0.67	$0.26

Weighted average shares outstanding - basic	145,019	145,017	144,855

Weighted average shares outstanding - diluted	145,617	145,458	145,251

Cash dividends per share	$0.100	$0.095	$0.095

* The fiscal quarter ended October 3, 2020 includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $268 and $(580), respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$774,108	$619,874
Short-term investments	146,743	158,476
Accounts receivable, net	396,458	338,632
Inventories:
Finished goods	147,293	120,792
Work in process	226,496	201,259
Raw materials	162,711	126,200
Total inventories	536,500	448,251

Prepaid expenses and other current assets	156,689	132,103
Total current assets	2,010,498	1,697,336

Property and equipment, at cost:
Land	74,646	76,231
Buildings and improvements	639,879	641,041
Machinery and equipment	2,758,262	2,732,771
Construction in progress	145,828	86,520
Allowance for depreciation	(2,639,136)	(2,593,398)
	979,479	943,165

Right of use assets	117,635	102,440
Deferred income taxes	95,037	88,530
Goodwill	165,269	158,183
Other intangible assets, net	67,714	66,795
Other assets	107,625	98,024
Total assets	$3,543,257	$3,154,473

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2021	December 31, 2020
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$254,049	$196,203
Payroll and related expenses	162,694	141,034
Lease liabilities	23,392	22,074
Other accrued expenses	218,089	182,642
Income taxes	35,443	20,470
Total current liabilities	693,667	562,423

Long-term debt less current portion	455,666	394,886
U.S. transition tax payable	110,681	125,438
Deferred income taxes	69,003	1,852
Long-term lease liabilities	99,987	86,220
Other liabilities	95,861	104,356
Accrued pension and other postretirement costs	271,672	300,113
Total liabilities	1,796,537	1,575,288

Redeemable convertible debentures	-	170

Equity:
Vishay stockholders' equity
Common stock	13,271	13,256
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,347,830	1,409,200
Retained earnings	401,694	138,990
Accumulated other comprehensive income (loss)	(20,252)	13,559
Total Vishay stockholders' equity	1,743,753	1,576,215
Noncontrolling interests	2,967	2,800
Total equity	1,746,720	1,579,015
Total liabilities, temporary equity, and equity	$3,543,257	$3,154,473

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2021	December 31, 2020
	(unaudited)
Operating activities
Net earnings	$298,937	$123,783
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	167,037	166,230
(Gain) loss on disposal of property and equipment	(303)	157
Accretion of interest on convertible debt instruments	-	13,161
Inventory write-offs for obsolescence	20,657	22,730
Pensions and other postretirement benefits, net of contributions	2,106	2,864
Loss on early extinguishment of debt	-	8,073
Deferred income taxes	50,613	(12,141)
Other	16,226	3,304
Change in U.S. transition tax liability	(14,757)	(14,757)
Change in repatriation tax liability	-	(16,258)
Changes in operating assets and liabilities, net of effects of business acquired	(83,412)	17,792
Net cash provided by operating activities	457,104	314,938

Investing activities
Purchase of property and equipment	(218,372)	(123,599)
Proceeds from sale of property and equipment	1,317	403
Purchase of businesses, net of cash acquired	(20,847)	(25,852)
Purchase of short-term investments	(140,603)	(293,087)
Maturity of short-term investments	147,893	250,580
Other investing activities	129	(529)
Net cash used in investing activities	(230,483)	(192,084)

Financing activities
Repurchase of convertible debt instruments	(300)	(151,683)
Net changes in short-term borrowings	-	(114)
Dividends paid to common stockholders	(51,094)	(50,372)
Dividends paid to Class B common stockholders	(4,657)	(4,597)
Distributions to noncontrolling interests	(800)	(600)
Cash withholding taxes paid when shares withheld for vested equity awards	(1,963)	(2,016)
Net cash used in financing activities	(58,814)	(209,382)
Effect of exchange rate changes on cash and cash equivalents	(13,573)	12,269

Net increase (decrease) in cash and cash equivalents	154,234	(74,259)

Cash and cash equivalents at beginning of period	619,874	694,133
Cash and cash equivalents at end of period	$774,108	$619,874

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2021	October 2, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP net earnings attributable to Vishay stockholders	$36,523	$96,820	$37,567	$297,970	$122,923

Reconciling items affecting gross profit:
Impact of the COVID-19 pandemic	$-	$-	$268	$-	$4,563

Other reconciling items affecting operating income:
Restructuring and severance costs	$-	$-	$-	$-	$743
Impact of the COVID-19 pandemic	-	-	(580)	-	(1,451)

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$-	$553	$-	$8,073

Reconciling items affecting tax expense (benefit):
Changes in tax laws and regulations	$53,316	$-	$-	$45,040	$-
Change in deferred taxes due to early extinguishment of debt	-	-	(217)	-	(1,563)
Effects of cash repatriation program	-	-	-	-	(190)
Effects of changes in valuation allowances	-	(5,714)	-	(5,714)	-
Effects of changes in uncertain tax positions	-	-	3,751	-	3,751
Tax effects of pre-tax items above	-	-	(12)	-	(2,799)

Adjusted net earnings	$89,839	$91,106	$41,330	$337,296	$134,050

Adjusted weighted average diluted shares outstanding	145,617	145,458	145,251	145,495	145,228

Adjusted earnings per diluted share	$0.62	$0.63	$0.28	$2.32	$0.92

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2021	October 2, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net cash provided by operating activities	$146,652	$135,669	$125,699	$457,104	$314,938
Proceeds from sale of property and equipment	60	1,023	110	1,317	403
Less: Capital expenditures	(100,216)	(57,446)	(52,798)	(218,372)	(123,599)
Free cash	$46,496	$79,246	$73,011	$240,049	$191,742

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2021	October 2, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP net earnings attributable to Vishay stockholders	$36,523	$96,820	$37,567	$297,970	$122,923
Net earnings attributable to noncontrolling interests	308	262	276	967	860
Net earnings	$36,831	$97,082	$37,843	$298,937	$123,783

Interest expense	$4,292	$4,427	$7,159	$17,538	$31,555
Interest income	(362)	(295)	(385)	(1,269)	(3,709)
Income taxes	77,027	19,333	8,887	135,673	34,545
Depreciation and amortization	41,942	41,216	42,454	167,037	166,230
EBITDA	$159,730	$161,763	$95,958	$617,916	$352,404

Reconciling items
Impact of the COVID-19 pandemic	$-	$-	$(312)	$-	$3,112
Restructuring and severance costs	-	-	-	-	743
Loss on early extinguishment of debt	-	-	553	-	8,073

Adjusted EBITDA	$159,730	$161,763	$96,199	$617,916	$364,332

Adjusted EBITDA margin**	18.9%	19.9%	14.4%	19.1%	14.6%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300